UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2009 (February 18, 2009)

SOUTHERN COPPER CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	File No. 1-14066	13-3849074
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

11811 North Tatum Blvd., Suite 2500, Phoenix, AZ 85028
(Address and zip code of principal executive offices)

(602) 494-5328
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01   OTHER EVENTS

On February 18, 2009,  Southern Copper Corporation, or SCC, announced that it has given notice to Frontera Copper Corporation, or Frontera, a Canadian mining, development and exploration company of the termination of the support agreement dated February 4, 2009, or the support agreement. Under the support agreement, SCC had agreed to offer to acquire all of Frontera's outstanding common shares for C$.65 per share, or an aggregate consideration of approximately C$42,000,000.

On February 6, 2009, Invecture Group , S.A. de C.V. made an offer of C$.75 per share of Frontera, or the Invecture Offer, which Frontera's board of directors unanimously recommended to Frontera's shareholders to accept.

SCC, in turn, decided not to exercise its right under the support agreement to match the Invecture Offer by increasing its C$.65 per share tender to outbid the C$.75 per share of Invecture, because the Company deemed that an increase of its offer would not be in the best economic interest of SCC. SCC remains open to pursue other business opportunities which are accretive to its shareholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN COPPER CORPORATION

By:	/s/ Armando Ortega Gómez
Name:	Armando Ortega Gómez
Title:	Vice President, Legal, General Counsel, and Secretary

Date:  February 18, 2009

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